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                                                                    Exhibit 23.2


                                     CONSENT


We consent to the reference to our valuation report dated December 21, 1998, in the notes to the consolidated financial statements in the Tanox, Inc. Annual Report on Form 10-K for the year ended December 31, 2001, and to the incorporation thereof into Tanox's Registration Statement on Form S-8 (No. 333-38880).


KPMG Consulting, Inc.

Houston, Texas
March 7, 2002